Exhibit 3(ii).1

BY-LAWS OF

Incorporated under the Laws of the State of Georgia

Registered Agent: Northwest Registered Agent Service , compliance@llcagent.com

Registered office address: 300 Colonial Center Parkway, Suite 100N, Roswell, GA 30076

Annual meeting time: Month - December           Day - 3rd week of each year          Hour 10 A.M. EST

Fiscal year begins: Month - December          Day - 31

ARTICLE I - REGISTERED AGENT AND REGISTERED OFFICE

The name and address of the registered agent, which is the same address as the registered office, is stated at the beginning of these by-laws. The corporation may have other offices or branches as determined by the board of directors.

ARTICLE II - FISCAL YEAR

The date on which the fiscal year of the corporation begins each year is stated at the beginning of these by-laws.

ARTICLE III - MEETINGS OF SHAREHOLDERS

1.	PLACE

Shareholders' meetings shall be held at the registered office of the corporation or at another location determined by the board of directors and stated in the notice of the meeting.

2.	TIME

The time of the annual meeting of shareholders is stated at the beginning of these by-laws. If this date falls on a legal holiday then the annual meeting shall be held on the next business day.

3.	PURPOSE

The purpose of the annual meeting shall be to elect a board of directors and transact other business as may come before the meeting. Matters required by statute to be stated in the notice of the meeting which are not so stated, may not be transacted.

4.	SPECIAL MEETINGS

Special meetings of the shareholders may be called by the president, two directors or by the holders of at least 25% of the shares entitled to vote at a meeting. A special meeting may be called anytime for any business purpose, unless otherwise prohibited by statute. They shall be held at the registered office of the corporation.

1

5.	NOTICE

Written notice stating the place, day and time of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than 10 nor more than 50 days before the date of the meeting. If mailed, such notice shall be considered to be delivered when deposited in the United States Postal Service, addressed to the shareholder at his/her address as it appears on the stock transfer books of the corporation, with the correct amount of first class postage on it.

6.	FIXING RECORD DATE

For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or for the purpose of any other action, the board of directors shall fix in advance a date as a record date. The date shall not be more than 50 nor less than 10 days before the meeting, nor more than 50 days prior to any other action QUORUM

At any meeting of shareholders a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment even if this means the withdrawal of enough shareholders to leave less than a quorum. If a quorum is not present the shareholders present in person or by proxy may adjourn to a date they agree upon.

7.	PROXIES

At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his/her duly authorized attorney in fact. A proxy is not valid after the expiration of 11 months from its date unless otherwise provided in the proxy. A proxy is not invalidated by the death or incompetency of the shareholder, unless, before the authority is exercised, written notice of such an adjudication is received by the corporate office responsible for maintaining the list of shareholders.

8.	VOTING

Each outstanding share is entitled to 1 vote on each matter submitted to a vote. A vote may be cast either orally or in writing in person or by proxy. All elections for directors shall be decided by plurality vote; all other matters shall be decided by majority vote.

10.	WAIVER OF NOTICE

Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by the shareholder.

11.	WRITTEN CONSENT OF SHAREHOLDERS

Any action may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action taken, is signed by the holders of all the outstanding shares entitled to vote on the matter.

12.	PARTICIPATION BY TELECOMMUNICATIONS

Participation in a shareholders' meeting may be by means of conference telephone, or similar communications equipment. All persons participating in the meeting must be able to hear each other, be advised of the use of such equipment, and be provided with the names of individuals using such equipment.

2

13.	ORDER OF BUSINESS.

The order of business at all meetings of the shareholders, shall be as follows:

a.                Roll call.

b.                Proof of notice of meeting or waiver of notice.

c.                Reading of minutes of the preceding meeting.

d.                Reports of officers.

e.                Reports of committees.

f.                 Election of directors.

g.                Unfinished business.

h.                New business.

ARTICLE IV - DIRECTORS

1.	GENERAL POWERS

The corporation shall be managed by the board of directors.

2.	NUMBER AND TENURE OF DIRECTORS

The number of directors of the corporation shall be at least 1. Each director shall hold office until the next annual meeting of shareholders and until his/her successor shall have been elected and qualified.

3.	NEWLY CREATED DIRECTORSHIPS AND VACANCIES

A vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the board of directors even if there is less than a quorum of the board of directors. The board of directors so chosen shall hold office until the next annual election of the board of directors by the shareholders.

4.	REGULAR AND SPECIAL MEETINGS

a.     Regular meetings may be held without notice as determined by the board of directors and must be held at least annually.

b.    Special meetings may be called by the president or at least 2 directors on 2 day's notice by mail or 24 'hours notice by a telecommunications device. A brief indication of the nature of the business to be transacted shall be made part of the notice. If mailed, the notice shall be considered delivered when deposited in the United States mail. The notice must be properly addressed and have the correct amount of postage on it. If the notice is by telecommunications device, it shall be considered delivered when delivered to the telecommunications company.

c.    Participation in a regular or special meeting may he by means of conference telephone, or similar telecommunications equipment. All persons participating in the meeting must he able to hear each other, be advised of the use of such equipment, and be provided with the names of individuals using the equipment.

5.	QUORUM

A quorum shall consist of a majority of the board of directors.

3

6.	ACTION BY BOARD WITHOUT A MEETING

Any action required or permitted to be taken pursuant to authorization voted at a meeting of the board of directors or a committee of the hoard, may be taken without a meeting if before or after the action all members of the board of directors or committee consent to it in writing. The written consents shall be filed with the minutes of the proceedings of the board of directors or committee.

7. WAIVER OF NOTICE

Attendance of a director at a meeting constitutes a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

8. REMOVAL

Any director may be removed with or without cause by a majority vote of the shareholders.

9.	EXECUTIVE AND OTHER COMMITTEES

The board of directors, by resolution, may designate from among its members, to the extent allowable by statute, an executive committee and other committees, each consisting of one or more directors. Each committee shall serve at the pleasure of the board of directors.

ARTICLE V - OFFICERS

1.	NUMBER

The officers of the corporation shall be a president, a vice president, a secretary and a treasurer and other officers as shall from time to time be elected or appointed by the board of directors.

2.	SALARIES

The salaries of the officers shall be established by the board of directors.

3.	REMOVAL

a.    Any officer or agent elected or appointed by the board of directors may be removed by the board whenever in its judgment the best interests of the corporation will be served.

b.    An officer or agent elected by the shareholders may be removed only by vote of the shareholders, unless the shareholders shall have authorized the board to remove such officer or agent, but the authority of such officer or agent to act for the corporation may be suspended by the board for cause.

4.	PRESIDENT

The president shall be the chief executive officer of the corporation and subject to the control of the board of directors, supervise and control all of the business of the corporation. The president shall when present, preside at all meetings of the shareholders and of the board of directors. The president shall have authority to institute or defend legal proceedings when the directors are deadlocked.

4

5.	VICE-PRESIDENT

In the absence of the president or in the event of the president's death, inability, or refusal to act, the vice-president shall have all the powers and functions of the president and shall perform such other duties as the board of directors shall determine. If there is more than one vice-president, then the executive vice-president in the event of the above listed disabilities shall have all the powers and functions of the president and shall perform such other duties as the board of directors shall determine.

6.	SECRETARY

The secretary shall:

a.           Attend all meetings of the board of directors and of the shareholders.

b.           Record all votes and minutes of all proceedings in a book to be kept for that purpose.

c.           Give notice of all meetings of shareholders and of special meetings of the board of directors.

d.           Keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the hoard of directors.

e.           When required, prepare and make available at each meeting of shareholders a certified list in alphabetical order of the names of shareholders entitled to vote, indicating the number of shares of each respective class held by each.

f.           Keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner.

g.           Perform such other duties as may be assigned by the board.

7.	TREASURER

The treasurer shall:

a.           Have the custody of the corporate funds and securities.

b.           Keep full and accurate accounts of receipts and disbursements in the corporate hooks.

c.           Deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

d.           Disburse the funds of the corporation as may be ordered or authorized by the board of directors and keep vouchers for such disbursements.

e.           Give to the president and board of directors at the regular meetings of the board of directors, or whenever they require it, an account of all his/her transactions as treasurer and of the financial condition of the corporation.

f.           Give a full financial report at the annual meeting of the shareholders, if so requested.

g.           Perform other duties assigned by the board or president.

h.           If required by the board of directors, give a bond for the faithful discharge of his/her duties in an amount and with such surety or sureties as the board of directors shall determine.

ARTICLE VI - CERTIFICATES OF SHARES

1.	CERTIFICATES FOR SHARES

Certificates representing shares of the corporation shall be in the form determined by the board of directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the board of directors. All certificates for shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares is surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate a new one may be issued upon such terms and indemnity to the corporation as the board of directors may determine.

5

2.	TRANSFER OF SHARES

a.      Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled to it, and cancel the old certificate; every transfer shall be entered on the transfer books of the corporation which shall be kept at its principal office.

b.      The corporation shall be entitled to treat the holder of record of any share as the holder in fact of it, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.

ARTICLE VII - INDEMNIFICATION

The corporation shall indemnify to the extent allowed by the corporation statutes of this state any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or served any other enterprise at the request of the corporation. The person to be indemnified must have acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful.

ARTICLE VIII - DIVIDENDS

The board of directors may declare and pay dividends or make other distributions in cash, its bonds or its property, including the shares or bonds of other corporations, on its outstanding shares.

ARTICLE IX - AMENDMENTS

These by-laws may be altered, amended or repealed and new by-laws may be adopted by a vote of the shareholders representing a majority of all the shares issued and outstanding at any annual shareholders' meeting or at any special shareholders' meeting when the proposed amendment has been stated in the notice of such meeting.

6

RESOLUTION FOR ADOPTION OF CORPORATE BYLAWS

DATE:

Resolved that the Board of Directors of CLINICAL AND HERBAL INNOVATIONS INCORPORATED does hereby adopt the attached bylaws for the corporation, and affirms that these bylaws were adopted upon initial organization of the corporation.

Name /s/ signature

Office/Position Chairman

7